ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

NEWS RELEASE

Abraxas Announces First Quarter 2016 Results

SAN ANTONIO (May 10, 2016) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three months ended March 31, 2016.

Financial and Operating Results for the Three Months Ended March 31, 2016
The three months ended March 31, 2016 resulted in:

•	Production of 538 MBoe (5,916 Boepd)

•	Revenue of $15.3 million inclusive of realized hedge settlements

•	Adjusted EBITDA(a) of $7.2 million inclusive of Raven Drilling(b)

•	Adjusted EBITDA per bank loan agreement of $11.8 million(a)

•	Adjusted discretionary cash flow(a) of $6.1 million inclusive of Raven Drilling(b)

•	Net loss of $40.9 million, or $0.39 per share

•	Adjusted net loss(a), excluding certain non-cash items and inclusive of Raven Drilling(b)
of $1.3 million, or $0.01 per share

(a)	See reconciliation of non-GAAP financial measures below.

(b)	Includes Raven Drilling operations for January and February 2016

Net loss for the three months ended March 31, 2016 was $40.9 million, or $0.39 per share, compared to a net loss of $0.7 million, or $0.01 per share, for the three months ended March 31, 2015.

Adjusted net loss, excluding certain non-cash items, for the three months ended March 31, 2016 was $1.3 million, or $0.01 per share, compared to an adjusted net loss, excluding certain non-cash items, of $1.2 million or $0.01 per share for the three months ended March 31, 2015. For the three months ended March 31, 2016, adjusted net loss excludes the unrealized loss on derivative contracts of $4.6 million. For the three months ended March 31, 2015, adjusted net loss excludes the unrealized gain of $1.2 million on derivative contracts. For the quarter ended March 31, 2015, adjusted net loss includes the net income from our subsidiary, Raven Drilling, LLC of $0.7 million. For the quarter ended March 31, 2016, adjusted net loss includes the net loss from our subsidiary Raven Drilling for January and February 2016 of $0.6 million. For the three months ended March 31, 2016, adjusted net loss excludes the loss attributable to the ceiling test impairment of $35.1 million.

Operational Update
On the Stenehjem Super Pad, Abraxas is currently preparing the Company's six Bakken/Three Forks wells for fracture stimulation in late June/early July. Abraxas anticipates first production from these wells in the third quarter of 2016. Abraxas owns a working interest of approximately 78% in the Stenehjem 10H-15H.

Financial A&D Update
Abraxas currently has $123.0 million drawn on the Company's line of credit with approximately $0.5 million in cash. Abraxas recently signed a proposal to sell an overriding royalty interest that varies from 1.3%-5.0% across 3,184 net acres in Martin County, Texas for approximately $2.8 million. The assets sold produced approximately 29 boepd net to Abraxas in March 2016. Upon close of this transaction, Abraxas expects to reduce borrowings further to approximately $120.0 million.

Abraxas continues to make progress on the Company's other announced asset sales. Abraxas' 12,178 net acre ranch has now been listed at an asking price of $550/acre. Abraxas is also in discussions with numerous parties who have expressed interest in other non-core assets to Abraxas. Abraxas continues to evaluate opportunities to bring forth additional value from the Company's Austin Chalk assets in Atascosa County, Texas and Bone Spring/Wolfcamp acreage in Ward and Reeves County, Texas.

Comments
Bob Watson, Abraxas' President and CEO commented, “Abraxas curtailed all meaningful activity in the first quarter of 2016, which resulted in capital expenditures of $1.6 million for the quarter.   This resulted in free cash flow generation which allowed us to reduce our working capital(a) deficit by $9.3 million.  Following quarter end, we further restructured our hedging book, which resulted in approximately $10.0 million of net proceeds.   These proceeds were used to reduce borrowings to $124.0 million. After applying additional free cash flow to paying down borrowings we currently have $123.0 million outstanding on our revolving line of credit and approximately $0.5 million in cash.  We also signed a proposal and expect to close on the sale of some overriding royalty interests for $2.8 million in the coming week.   Post close we expect to reduce our borrowings further to approximately $120.0 million.   We continue to progress on a number of additional monetization opportunities, the proceeds of which we will use to further enhance our liquidity profile."

“Despite the curtailment of capital expenditures production rose 1.3% on the quarter to 5,916 Boepd as we returned numerous shut in wells to production.   As we prepare for the fracing of our six well super pad early in the third quarter of 2016, we will be shutting in several wells to minimize frac hits.   This, alongside natural declines, will result in an anticipated 10-15% drop in production from the first quarter to second quarter of 2016.   Despite these curtailments, Abraxas maintains its stated production guidance of 5,800-6,300 Boepd for the year as we are scheduled to bring on six high working interest, high rate Bakken wells in the third quarter of 2016.  We continue to evaluate a number of opportunities to increase our activity, volumes and reserve base without compromising our balance sheet in this downturn."

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our loan covenants.

Pursuant to SEC Regulation S-X, no income is recognized for Raven Drilling, LLC. Contractual drilling services performed in connection with properties in which Abraxas holds an ownership interest cannot be recognized as income, rather it is credited to the full cost pool and recognized through lower amortization as reserves are produced.
Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815, “Derivatives and Hedging,” as amended and interpreted, and require Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on March 31, 2015 were $48.68 per barrel compared to $38.34 on March 31, 2016; therefore, the mark-to-market valuation changed considerably period to period.

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its first quarter 2016 earnings conference call at 11 AM ET on May 11, 2016. To participate in the conference call, please dial 888.679.8034 and enter the passcode 84278053. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available until June 8, 2016 by dialing 888.286.8010 and entering the passcode 20986855 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain, Permian Basin and onshore Gulf Coast regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended March 31,
	2016	2015

Financial Results:
Revenues	$9,564	$18,661
Adjusted EBITDA(a)	7,210	13,230
Adjusted discretionary cash flow(a)	6,091	12,491
Capital expenditures	1,587	12,400
Net loss	(40,880)	(718)
Net loss per share – basic	$(0.39)	$(0.01)
Net loss per share – diluted	$(0.39)	$(0.01)
Adjusted net loss, excluding certain non-cash items(a)	(1,297)	(1,240)
Adjusted net loss, excluding certain non-cash items(a) , per share – basic	$(0.01)	$(0.01)
Adjusted net loss, excluding certain non-cash items(a), per share – diluted	$(0.01)	$(0.01)
Weighted average shares outstanding – basic	104,709	104,415
Weighted average shares outstanding – diluted	104,709	104,415

Production from Continuing Operations:
Crude oil per day (Bblpd)	3,591	4,475
Natural gas per day (Mcfpd)	8,551	8,871
Natural gas liquids per day (Bblpd)	899	637
Crude oil equivalent per day (Boepd)	5,916	6,590
Crude oil equivalent (MBoe)	538	593

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$43.82	$48.15
Natural gas ($ per Mcf)	0.99	2.71
Natural gas liquids ($ per Bbl)	2.48	12.63
Crude oil equivalent ($ per Boe)	28.42	37.56

Expenses:
Lease operating ($ per Boe)	$8.82	$10.61
Production taxes (% of oil and gas revenue)	12.3%	9.7%
General and administrative, excluding stock-based compensation ($ per Boe)	3.56	3.75
Cash interest ($ per Boe)	2.05	1.17
Depreciation, depletion and amortization ($ per Boe)	10.94	20.35

(a)    See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	March 31, 2016	December 31, 2015

Cash	$483	$3,540
Working capital (a)	(9,686)	(18,967)
Property and equipment – net	183,851	224,838
Total assets	212,195	267,872

Long-term debt	133,804	138,402
Stockholders’ equity	44,432	84,465
Common shares outstanding	106,387	106,346

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our loan covenants.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Three Months Ended March 31,
	2016	2015

Revenues:
Oil and gas production	$9,541	$18,646
Other	23	15
	9,564	18,661
Operating costs and expenses:
Lease operating	4,751	6,293
Production and ad valorem taxes	1,175	1,800
Rig expense	79	—
Depreciation, depletion, and amortization	5,892	12,069
Impairment	35,085	—
General and administrative (including stock-based compensation of $807 and $810, respectively)	2,725	3,034
	49,707	23,196
Operating loss	(40,143)	(4,535)

Other (income) expense:
Interest income	—	(1)
Interest expense	1,238	834
Amortization of deferred financing fees	164	157
Gain on derivative contracts	(665)	(4,827)
	737	(3,837)
Loss from continuing operations before income tax	(40,880)	(698)
Income tax (expense) benefit	—	—
Net loss from continuing operations	(40,880)	(698)
Net loss from discontinued operations - net of tax	—	(20)
Net loss	$(40,880)	$(718)

Net loss per common share - basic	$(0.39)	$(0.01)

Net loss per common share - diluted	$(0.39)	$(0.01)

Weighted average shares outstanding:
Basic	104,709	104,415
Diluted	104,709	104,415

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. Discretionary cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' discretionary cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. As discretionary cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the discretionary cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies. Management believes that operating income (loss) calculated in accordance with GAAP is the most directly comparable measure to discretionary cash flow; therefore, operating income (loss) is utilized as the starting point for the discretionary cash flow reconciliation.
Discretionary cash flow is defined as operating income (loss) plus depreciation, depletion and amortization expenses, non-cash expenses and impairments, cash portion of other income (expense) less cash interest. Adjusted discretionary cash flow is defined as discretionary cash flow, plus cash flow from Raven Drilling’s operations. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations and cash flow if contracted drilling operations are performed in connection with properties in which Abraxas holds an ownership interest, instead, the results of Raven Drilling’s operations are credited to the full cost pool. No drilling operations were performed after February 2016. Therefore January and February 2016 activity for Raven Drilling has been credited back to the full cost pool; however, March 2016 activity is already included within Abraxas' operations. Accordingly, for purposes of adjusted discretionary cash flow, Raven Drilling’s cash flow is added back. The following table provides a reconciliation of discretionary cash flow and adjusted discretionary cash flow to operating loss for the periods presented.

(In thousands)	Three Months Ended March 31,
	2016	2015
Operating loss	$(40,143)	$(4,535)
Depreciation, depletion and amortization	5,892	12,069
Impairment	35,085	—
Stock-based compensation	807	810
Realized gain on derivative contracts(a)	5,756	3,633
Cash interest	(1,103)	(694)
Discretionary cash flow	$6,294	$11,283
Cash flow from Raven Drilling operations(b)	(203)	1,208
Adjusted discretionary cash flow	$6,091	$12,491

(a)
Realized gain on derivative contracts does not include a loss of $0.4 million related to the monetization of the October to December 2016 fixed price oil swaps. The monetization resulted in cash proceeds of $4.4 million.

(b)	March 2016 Raven Drilling cash flow is already included in Operating Loss

EBITDA is defined as net income (loss) plus interest expense, depreciation, depletion and amortization expenses, deferred income taxes and other non-cash items. Adjusted EBITDA includes all of the components of EBITDA plus Raven Drilling’s EBITDA for January & February 2016. Accounting rules do not permit the inclusion of the net income and other components of Raven Drilling’s operations to be included in our consolidated results of operations, instead, the results of Raven Drilling’s operations are credited to the full cost pool. Accordingly, for purposes of Adjusted EBITDA, Raven Drilling’s EBITDA is added back. The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss for the periods presented.

(In thousands)	Three Months Ended March 31,
	2016	2015
Net loss	$(40,880)	$(718)
Net interest expense	1,238	833
Income tax (benefit) expense	—	—
Depreciation, depletion and amortization	5,892	12,069
Amortization of deferred financing fees	164	157
Stock-based compensation	807	810
Impairment	35,085	—
Unrealized loss (gain) on derivative contracts	4,642	(1,194)
Realized loss on derivative monetization	448	—
Loss from discontinued operations	—	20
EBITDA	$7,396	$11,977
Raven Drilling EBITDA(a)	(186)	1,253
Adjusted EBITDA	$7,210	$13,230

EBITDA	$7,396	$11,977
Monetized derivative contracts	4,360	—
Adjusted EBITDA per bank covenants	$11,756	$11,977

(a) March 2016 Raven Drilling EBITDA is already included in Net loss

This release also includes a discussion of “adjusted net loss, excluding certain non-cash items,” which is a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net loss, excluding ceiling test impairment and unrealized changes in derivative contracts and net income related to Raven Drilling, LLC for January and February 2016 capitalized to the full cost pool, to net loss for the periods presented. Management believes that net loss calculated in accordance with GAAP is the most directly comparable measure to adjusted net loss, excluding certain non-cash items.

(In thousands)	Three Months Ended March 31,
	2016	2015

Net loss	$(40,880)	$(718)
Impairment	35,085	—
Net income (loss) related to Raven Drilling(a)	(592)	652
Unrealized loss (gain) on derivative contracts	4,642	(1,194)
Realized loss on derivative monetization	448	—
Loss from discontinued operations	—	20
Adjusted net loss, excluding certain non-cash items	$(1,297)	$(1,240)
Adjusted net loss, excluding certain non-cash items, per share – basic	$(0.01)	$(0.01)
Adjusted net loss, excluding certain non-cash items, per share – diluted	$(0.01)	$(0.01)
Net loss per share – basic	$(0.39)	$(0.01)
Net loss per share – diluted	$(0.39)	$(0.01)
(a) March 2016 Raven Drilling net income is already included in Net loss